Exhibit 5(b)

                           REID & PRIEST LLP
                          40 WEST 57TH STREET
                       NEW YORK, N. Y. 10019-4097
                        TELEPHONE 212 603-2000
                           FAX 212 603-2001



                                             October 31, 1996




          Northwest Natural Gas Company
          220 N.W. Second Avenue
          Portland, Oregon  97209

          Ladies and Gentlemen:

                    With respect to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by Northwest Natural Gas Company (the "Company") for the registration under the Securities Act of 1933, as amended, of $150,000,000 aggregate principal amount of Secured Medium-Term Notes, Series B ("Secured Notes") and Unsecured Medium-Term Notes, Series B ("Unsecured Notes")(the Secured Notes and the Unsecured Notes are hereinafter collectively referred to as the "Notes") to be issued by the Company, and for the qualification under the Trust Indenture Act of 1939, as amended, of the Company's Mortgage and Deed of Trust, as supplemented ("Mortgage"), under which the Secured Notes are to be issued, and the Company's Indenture ("Indenture") under which the Unsecured Notes are to be issued, we are of the opinion that:

               1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

               2. All action necessary to make the Notes legally issued and valid and binding obligations of the Company will have been taken when:

                    (a) the Company's Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act of 1933, as amended, and a supplement or supplements to the Prospectus constituting a part of the Registration Statement specifying certain details with respect to the offering or offerings of the Notes shall have been filed with the Commission, and the Mortgage and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

                    (b) an appropriate order or orders shall have been issued by each of the Public Utility Commission of Oregon and the Washington Utilities and Transportation Commission authorizing the issuance and sale by the Company of the Notes; and

                    (c) the Notes shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. As to all matters of Oregon and Washington law, we have relied upon an opinion of even date herewith addressed to you by Bruce B. Samson, Esq., which is filed as Exhibit 5(a) to the Registration Statement.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the Prospectus.

                                             Very truly yours,


                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP